                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (into all references to our firm) included in, or made a part, of this registration statement.



ARTHUR ANDERSEN LLP
Stamford, Connecticut
March 30, 2001